EX–99.0

INDEPENDENT ACCOUNTANT’S REPORT

Board of Directors and Stockholders

Tri-State 1st Banc, Inc.

We have reviewed the accompanying consolidated balance sheet of Tri-State 1st Banc, Inc. and its consolidated subsidiaries as of March 31, 2004, and the related consolidated statements of income and comprehensive income for the three month periods ended March 31, 2004 and 2003, the consolidated statement of changes in stockholders’ equity for the three-month period ended March 31, 2004 and the consolidated statement of cash flows for the three-month periods ended March 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated February 6, 2004, we expressed an unqualified opinion on those consolidated financial statements.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

April 8, 2004

S.R. Snodgrass, A.C.

1000 Stonewood Drive

Suite 200

Wexford, PA 15090-8399

Phone: 724-934-0344

Facsimile: 724-934-0345